UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Sixth Floor
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

(305) 521-0200
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to incorporate changes to the Current Report on Form 8-K filed by Car Charging Group, Inc. (the “Company”), on March 1, 2012 (the “Original 8-K”), pursuant to a settlement agreement the Company has reached with Mr. Adeline regarding his departure from the Company. Only Item 5.02 has been amended and restated in this Amendment.

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment. This Amendment should be read in conjunction with the Original 8-K and the Company’s filings made with the Commission subsequent to the Original 8-K, including any amendments to those filings.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 27, 2012, the Company and Richard Adeline, the Company’s Chief Financial Officer, Treasurer and Secretary and a member of the Company’s board of directors (the “Board”), mutually agreed to end Mr. Adeline’s employment from the Company including Mr. Adeline stepping down from his positions as Chief Financial Officer, Treasurer and Secretary of the Company and a member of Board. The Company did not have an employment agreement with Mr. Adeline.

On February 27, 2012, the Board appointed Jack Zwick as the Company’s interim Chief Financial Officer and as a member of the Board. The Company has not entered into any employment agreement with Mr. Zwick.

Jack Zwick, 76, Interim Chief Financial Officer

Jack Zwick is a certified public accountant, and he is a founding member of Zwick Maddox & Banyai, PLLC, certified public accountants. He began his career in public accounting in 1958 in Detroit; he worked with local firms in New York and Detroit until 1969 when he joined Laventhol & Horwath.  He was promoted to partner at Laventhol & Horwath in 1973 and became the managing partner of the Detroit office in 1982. He was also an executive director with Grant Thornton (an International CPA firm).

Mr. Zwick holds a Bachelor of Arts degree in Accountancy and a Masters of Science in Taxation from Wayne State University. He is a member of the American Institute of Certified Public Accountants; the Michigan Association of Certified Public Accountants; and past Chair of the City of Southfield Zoning Board of Appeal. He was a member of Wayne State University's Accounting Department Advisory Board. He was a member of the Board of Directors of Health-Chem Corporation, (a public company). He has served on the Executive Committee of senior citizens housing projects and their food committees and served on the board of a private school.

Mr. Zwick currently serves as, and has served in the past five years as a life member of the Board of Trustees of the senior citizens housing projects, the Senior Vice President of finance of Sunrise Sports & Entertainment, LLC the Florida Panthers of the National Hockey League and is the CFO of American Bio Care, Inc. (a public company). He currently serves as a member of the board of directors and chairman of the audit committee for First China Pharmaceutical Group, Inc., a public company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2013

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer